Exhibit 1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                 MEDICAL DYNAMICS, INC., A COLORADO CORPORATION,

                  INFOCURE CORPORATION, A DELAWARE CORPORATION

                                       AND

              CADI ACQUISITION CORPORATION, A COLORADO CORPORATION



                             DATED: DECEMBER 21 1999



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                                TABLE OF CONTENTS
                                -----------------

                                                                       Page
                                                                       ----


1.       DEFINITIONS....................................................2
         1.1.     "Affiliate"...........................................2
         1.2.     "Best Efforts"........................................2
         1.3.     "Breach"..............................................2
         1.4.     "Closing".............................................2
         1.5.     "Closing Date"........................................2
         1.6.     "Code"................................................2
         1.7.     "Company Disclosure Schedule".........................2
         1.8.     "Company Material Adverse Effect".....................2
         1.9.     "Consent".............................................2
         1.10.    "Contemplated Transactions"...........................2
         1.11.    "Contract"............................................3
         1.12.    "Damages".............................................3
         1.13.    "Effective Time"......................................3
         1.14.    "Encumbrance".........................................3
         1.15.    "Environmental Requirements"..........................3
         1.16.    "ERISA"...............................................3
         1.17.    "ERISA Affiliate".....................................3
         1.18.    "Exchange Act"........................................3
         1.19.    "Facilities"..........................................3
         1.20.    "GAAP"................................................3
         1.21.    "Governmental Authorization"..........................4
         1.22.    "Governmental Body"...................................4
         1.23.    "HSR Act".............................................4
         1.24.    "IRS".................................................4
         1.25.    "Knowledge"...........................................4
         1.26.    "Legal Requirement"...................................4
         1.27.    "Order"...............................................4
         1.28.    "Ordinary Course of Business".........................4
         1.29.    "Organizational Documents"............................4
         1.30.    "Parent Disclosure Schedule"..........................4
         1.31.    "Parent Material Adverse Effect"......................5
         1.32.    "Person"..............................................5
         1.33.    "Plan"................................................5
         1.34.    "Proceeding"..........................................5
         1.35.    "Related Person"......................................5
         1.36.    "Representative"......................................6
         1.37.    "Securities Act"......................................6
         1.38.    "Subsidiary"..........................................6


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         1.39.    "Tax Returns".........................................6
         1.40.    "Taxes"...............................................6
         1.41.    "Threatened"..........................................6

2.       MERGER.........................................................6
         2.1.     The Merger............................................6
         2.2.     Effective Time; Closing...............................6
         2.3.     Effect of the Merger..................................7
         2.4.     Articles of Incorporation; Bylaws;
                    Directors and Officers..............................7
         2.5.     Effect on Capital Stock...............................7
         2.6.     Exchange of Certificates..............................9
         2.7.     Lost, Stolen or Destroyed Certificates...............11
         2.8.     No Further Ownership Rights in Company Common Stock..11
         2.9.     Additional Actions...................................11
         2.10.    Tax and Accounting Consequences......................11

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................11
         3.1.     Organization, Good Standing, Corporate Power
                    and Subsidiaries...................................12
         3.2.     Authority; No Conflict...............................12
         3.3.     Capitalization.......................................14
         3.4.     SEC Filings; Financial Statements....................15
         3.5.     Books and Records....................................15
         3.6.     Real Property Interests..............................16
         3.7.     Condition and Sufficiency of Assets..................16
         3.8.     Accounts Receivable..................................16
         3.9.     Inventory............................................16
         3.10.    No Undisclosed Liabilities...........................17
         3.11.    Taxes................................................17
         3.12.    No Company Material Adverse Effect...................18
         3.13.    Employee Benefits Matters............................18
         3.14.    Compliance With Legal Requirements;
                    Governmental Authorizations........................21
         3.15.    Legal Proceedings; Orders............................22
         3.16.    Absence of Certain Changes and Events................23
         3.17.    Contracts; No Defaults...............................24
         3.18.    Insurance............................................26
         3.19.    Environmental Matters................................27
         3.20.    Employees............................................27
         3.21.    Government Contracts.................................28
         3.22.    Intellectual Property Rights of the Company..........29
         3.23.    Certain Payments.....................................36
         3.24.    Relationships With Related Persons...................36
         3.25.    Brokers or Finders...................................36
         3.26.    Labor Relations; Compliance..........................36
         3.27.    Disclosure Documents.................................37
         3.28.    Disclosure...........................................37

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         3.29.    Vote Required........................................37
         3.30.    Pooling-of-Interests.................................37

4.       REPRESENTATIONS, WARRANTIES AND DISCLAIMERS
                    OF MERGER SUB AND PARENT...........................38
         4.1.     Organization.........................................38
         4.2.     Authorization........................................38
         4.3.     Absence of Restrictions and Conflicts................38
         4.4.     Capitalization of Parent and Merger Sub..............39
         4.5.     SEC Filings; Financial Statements....................39
         4.6.     Litigation...........................................40
         4.7.     Registration Statement; Proxy Statement..............40
         4.8.     Certain Proceedings..................................40
         4.9.     Brokers or Finders...................................41

5.       CERTAIN AGREEMENTS OF THE PARTIES.............................41
         5.1.     No Solicitation......................................41
         5.2.     Public Disclosure....................................43
         5.3.     Reasonable Efforts; Notification.....................43
         5.4.     Third Party Consents.................................44
         5.5.     Indemnification......................................44
         5.6.     Nasdaq Listing.......................................44
         5.7.     Affiliates...........................................44
         5.8.     Provision of Loan By Parent to Company...............45

6.       ADDITIONAL COVENANTS OF THE PARTIES...........................46
         6.1.     Mutual Covenants.....................................46
         6.2.     Covenants of the Company.............................49
         6.3.     Form S-8.............................................51
         6.4.     Stock Options and Warrants...........................51

7.       CONDITIONS....................................................51
         7.1.     Mutual Conditions....................................52
         7.2.     Conditions to Obligations of Merger Sub and Parent...52
         7.3.     Conditions to Obligations of the Company.............53

8.       TERMINATION...................................................54
         8.1.     Termination..........................................54
         8.2.     Notice of Termination; Effect of Termination.........56
         8.3.     Fees and Expenses....................................56
         8.4.     Amendment............................................57
         8.5.     Extension; Waiver....................................57
         8.6.     Special Parent Payment...............................57

9.       MISCELLANEOUS.................................................58
         9.1.     Survival of Representations and Warranties...........58
         9.2.     Notices..............................................58

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         9.3.     Further Assurances...................................59
         9.4.     Waiver...............................................59
         9.5.     Entire Agreement and Modification....................59
         9.6.     Assignments, Successors and No Third-Party Rights....59
         9.7.     Pooling-of-Interests.................................59
         9.8.     Section Headings, Construction.......................60
         9.9.     Time of Essence......................................60
         9.10.    Governing Law........................................60
         9.11.    Counterparts.........................................60





EXHIBITS:



Exhibit A         Form of Shareholder Agreement

Exhibit B         Reserved

Exhibit C-1       Form of Company Affiliate Agreement

Exhibit C-2       Form of Parent Affiliate Agreement

Exhibit D-1       Form of Employment Agreement for Daniel L. Richmond

Exhibit D-2       Form of Employment Agreement for Chae U. Kim

Exhibit E         Form of Norton Lidstone, P.C. Legal Opinion

Exhibit F         Form of Morris, Manning & Martin, L.L.P. Legal Opinion



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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                 -----------------------------------------------


     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), is made and entered into as of December 21, 1999, by and among InfoCure Corporation, a Delaware corporation ("Parent"), CADI Acquisition Corporation, a Colorado corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Medical Dynamics, Inc., a Colorado corporation ("Company").

                                    RECITALS:

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act ("Colorado Law"), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 2.1.) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its shareholders; (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders; (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has approved the issuance of shares of common stock, $.001 par value per share, of Parent ("Parent Common Stock") pursuant to the Merger.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement (i) Edwin L. Adair, M.D. and Pat Horsley Adair; (ii) Daniel L. Richmond; (iii) Chae U. Kim and (iv) Van A. Horsley (such individuals collectively referred to as the "Principal Shareholders") are entering into Shareholder Agreements in the form attached hereto as Exhibit A (the "Shareholder Agreements").

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     F. It is also intended by the parties hereto that the Merger shall qualify for pooling-of-interests accounting treatment.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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1. DEFINITIONS.

     The following terms shall have the following meanings:

     1.1. "Affiliate" is used in this Agreement to indicate a relationship with one (1) or more persons and when used shall mean any corporation or organization of which such person is an executive officer, director or partner or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities or financial interest therein; any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in any similar fiduciary capacity; any relative or spouse of such person, or any relative of such spouse (such relative being related to the person in question within the second degree); or any person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     1.3. "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would reasonably use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits of this Agreement and the Contemplated Transactions to such Person.

     1.4. "Breach" means a "breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement and will be deemed to have occurred if there is or has been any inaccuracy in or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     1.5. "Closing" is defined in this Agreement in Section 2.2.

     1.6. "Closing Date" is defined in this Agreement in Section 2.2.

     1.3. "Code" means the Internal Revenue Code of 1986, as amended, including regulations or other authoritative notices or rulings issued by the Internal Revenue Service thereunder.

     1.7. "Company Disclosure Schedule" is defined in this Agreement in Section
3.

     1.8. "Company Material Adverse Effect" means a material adverse effect on the financial condition, results of operation, business or properties of the Company and Subsidiary taken as a whole.

     1.8. "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     1.9. "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including, without limitation:

          A. The Merger; and

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          B. The performance by Merger Sub, Parent and the Company of their respective covenants and obligations under this Agreement.

     1.10. "Contract" means any agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

     1.11. 'Damages' means any loss, liability, claim, damages, expense (including, without limitation, costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party.

     1.13. 'Effective Time" is defined in this Agreement in Section 2.2.

     1.14. "Encumbrance" means any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     1.15. "Environmental Requirements" means federal, state and local laws relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes.

     1.16. "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     1.17. "ERISA Affiliate" means any Person which would be required to be aggregated with the Company under Code Section 414(b), (c), (m) and/or (o) and/or under ERISA Section 4001(a)(14) at any time during the period beginning seven (7) years prior to the Closing Date and ending immediately prior to the Closing.

     1.18. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     1.19. "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company or any Subsidiary and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company or any Subsidiary.

     1.20. "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the financial statements referred to in Section 3.4. were prepared.

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     1.21. "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     1.22. "Governmental Body" means any national, state or municipal or other local government, state or municipal or other local governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

     1.23. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C. Section 18a, et seq.

     1.24. "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     1.25. "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, or a prudent individual given his position with the Company could be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving or has served within the last five (5) years as a director, executive, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     1.26. "Legal Requirement" means any federal, state, local, municipal or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     1.27. "Order" means any award, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     1.28. "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

     1.29. "Organizational Documents" means (i) the Articles of Incorporation and the Bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person and (iii) any amendment to any of the foregoing.

     1.30. "Parent Disclosure Schedule" is defined in this Agreement in Section
4.

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     1.31. "Parent Material Adverse Effect" means a material adverse effect on the financial condition, results of operation, business or properties of the Parent and all of it subsidiaries taken as a whole.

     1.32. "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     1.33. "Plan" as defined in Section 3.13.A. of this Agreement.

     1.34. "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     1.35. "Related Person" means with respect to a particular individual:

          A. Each other member of such individual's Family;

          B. Any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family;

          C. Any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          D. Any Person with respect to which such individual or one (1) or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          A. Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          B. Any Person that holds a Material Interest in such specified Person;

          C. Each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          D. Any Person in which such specified Person holds a Material
Interest;

          E. Any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          F. Any Related Person of any individual described in clause B. or C.

     For purposes of this definition, (i) the "Family" of an individual includes
(1) the individual's spouse and (2) any other natural person who is related to the individual or the individual's spouse within the second degree and (ii)

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"Material Interest" means direct or indirect beneficial ownership (as defined in
Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

     1.36. "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     1.37. "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     1.38. "Subsidiary" shall mean Computer Age Dentist, Inc., a California corporation.

     1.39. "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Body in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     1.40. "Taxes" means all taxes, charges, fees, levies, interest, penalties, additions to tax or other assessments, including, but not limited to, income, excise, property, sales, use, value added and franchise taxes and customs duties, imposed by any Governmental Body and any payments with respect thereto required under any tax-sharing agreement.

     1.36. "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

2. MERGER.

     2.1. The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. Company as the surviving corporation after the Merger is sometimes hereinafter referred to as the "Surviving Corporation."

     2.2. Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Colorado in accordance with the relevant provisions of Colorado Law (the "Articles of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Articles of Merger) being the "Effective Time")

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as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, at a time and date to be specified by the parties, which shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Section 7., or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Colorado Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4. Articles of Incorporation; Bylaws; Directors and Officers. At the Effective Time, the Articles of Incorporation of Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation (until amended as provided under Colorado Law).

     The Bylaws of Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws (until amended as provided therein and under Colorado
Law).

     The initial directors and officers of the Surviving Corporation shall be the directors and the officers of Merger Sub who are serving in such capacities immediately prior to the Effective Time, and such directors and officers shall continue to serve as the directors and officers of the Surviving Corporation in accordance with the bylaws of the Surviving Corporation.

     2.5. Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          A. Conversion of Company Common Stock. Each share of Common Stock, $.001 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 2.5.B. and any Dissenting Shares (as defined and to the extent provided in Section 2.5.), will be canceled and extinguished and automatically converted (subject to Section 2.5.F.) into the right to receive .05672 of a share, subject to adjustment as provided further in this Section 2.5.A., of Parent Common Stock (the "Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.6. (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 2.7.). Subject to Section 2.5.E., the Exchange Ratio shall not be adjusted if the Share Value (as defined below) is equal to or greater than Thirteen and 22/100 Dollars ($13.22), but no greater than Twenty-Two and 04/100 ($22.04). If the Share Value is greater than Twenty-Two and 04/100 Dollars ($22.04), then the Exchange Ratio shall automatically be adjusted to equal the product of (i) .05672 multiplied by (ii) a fraction, the numerator of which is 22.04 and the denominator of which is the

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Share Value. If the Share Value is less than 13.22, then the Exchange Ratio shall automatically be adjusted to equal the product of (i) .05672 multiplied by
(ii) a fraction, the numerator of which is 13.22 and of the denominator of which is the Share Value. For purposes hereof, the term "Share Value" shall mean an amount equal to the average closing price of a share of Parent Common Stock as reported on NASDAQ for the twenty (20) consecutive trading days immediately preceding closing. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          B. Cancellation of Company-Owned Stock. Each share of Company Common Stock held by Company or any direct or indirect wholly-owned subsidiary of Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          C. Warrants. All warrants to purchase Company Common Stock (collectively, the "Warrants") then outstanding shall be assumed by Parent in accordance with Section 6.4.

          D. Stock Options. All options (collectively, the "Options") to purchase Company Common Stock then outstanding under the Company's stock option plans referenced in Schedule 3.3 (collectively, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 6.4.

          E. Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock or Parent Common Stock occurring after the date hereof and prior to the Effective Time.

          F. Fractional Shares. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. The holders of such certificates previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of the Company Common Stock as of the Effective Time except as otherwise provided herein or by law. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.6., without interest. No fractional shares of Parent Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive cash in an amount equal to the value of such fractional shares, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the average closing price of Parent Common Stock for the twenty (20) trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

     2.5. Exchange of Certificates.

          A. Exchange Agent; Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), for exchange in accordance with this Section 2.6., through the Exchange Agent, certificates evidencing the Parent Common Stock issuable pursuant to
Section 2.5. in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.5.F. and any dividends or other distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 2.6.C.

          B. Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into shares of Parent Common Stock pursuant to Section 2.5. cash in lieu of any fractional shares pursuant to Section 2.5.F. and any dividends or other distributions to which holders of shares of Company Common Stock may be entitled pursuant to
Section 2.6.C. (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 2.5.F. and any dividends or other distributions pursuant to Section 2.6.C. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange thereof (1) certificates evidencing that number of whole shares of Parent Common Stock into which such holder's shares of Company Common Stock were converted at the Effective Time; (2) any dividends or other distributions to which such holder is entitled pursuant to Section 2.6.C. and (3) cash in lieu of fractional shares to which such holder is in entitled pursuant to Section 2.5.F., and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Stock and cash may be issued and paid in accordance with this Section 2. to a transferee if the Certificate evidencing such shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.6. and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.5.F. and any dividends or distributions payable pursuant to
Section 2.6.C.

          C. Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Parent Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate or comply with the lost instrument procedure set forth in Section 2.7. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          D. Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          E. Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          F. No Liability. Notwithstanding anything to the contrary in this
Section 2.6., neither the Exchange Agent, Parent, Merger Sub nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.7. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Company Common Stock as may be required pursuant to Section 2.5.; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.8. No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 2.5.F. and 2.6.C.) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.

     2.9. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation or Parent shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

     2.10. Tax and Accounting Consequences.

          A. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

          B. It is intended by the parties hereto that the Merger shall be treated as a pooling of interests for accounting purposes.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     As of the date hereof and as of the Closing Date, Company represents and warrants to Merger Sub and Parent, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule and referencing a specific representation supplied by the Company to Merger Sub and Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Disclosure Schedule"), as follows:

     3.1. Organization, Good Standing, Corporate Power and Subsidiaries.

          A. Schedule 3.1.A of the Company Disclosure Schedule contains a complete and accurate list of the Company and each Subsidiary's name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business.

     The Company and the Subsidiary are each a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

     The Company and the Subsidiary are each duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified or licensed would not result in a Company Material Adverse Effect.

          B. The Company and Subsidiary have delivered to Merger Sub copies of the Organizational Documents of the Company and Subsidiary, as currently in effect.

          C. Neither Company nor Subsidiary has agreed nor is obligated to make nor be bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor the Subsidiary owns, directly or indirectly, any equity or similar interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.2. Authority; No Conflict.

          A. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject only to obtaining the approval of the shareholders of the Company of the Merger (the "Shareholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly approved by the Company Board of Directors, as required by applicable law and the Company Board of Directors has, as of the date of this Agreement, determined (i) that the Merger is advisable and fair to, and in the best interests of Company and its shareholders and (ii) to recommend that the shareholders of Company approve and adopt this Agreement and approve the Merger.

     This Agreement is, or when executed and delivered by the Company will be, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          B. Except as set forth in Schedule 3.2 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement and the Stock Option Agreement by the Company nor, after obtaining the Shareholder Approval, the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i) Contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company or the Subsidiary;

               (ii) Contravene, conflict with, or result in a violation of, or give any Governmental Body or, to the Knowledge of the Company, other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or the Subsidiary, or any of the assets owned or used by the Company or the Subsidiary, may be subject;

               (iii) Subject to the filing of the Articles of Merger with the Colorado Secretary of State, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or the Subsidiary or that otherwise relates to the business of, or any of the assets owned or used by the Company or the Subsidiary;

               (iv) Cause the Company or the Subsidiary to become subject to, or to become liable for the payment of, any Tax;

               (v) Cause any of the assets owned by the Company or the Subsidiary to be reassessed or revalued by any taxing authority or other Governmental Body;

               (vi) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which Company or the Subsidiary is a party or by which Company or the Subsidiary or its or any of their respective properties are bound or affected; or

               (vii) Result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or the Subsidiary.

          C. Except as set forth in Schedule 3.2 of the Company Disclosure Schedule and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Company Material Adverse Effect or have a material adverse effect on the ability of the parties to consummate the Merger, the Company and the Subsidiary are not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     3.3. Capitalization. The authorized capital stock of the Company consists of (i) thirty million (30,000,000) shares of Company Common Stock, par value $.001 per share and five million (5,000,000) shares of Preferred Stock, $.001 par value per share ("Company Preferred Stock"). At the close of business on December 10, 1999 (i) twelve million eight hundred sixty-six thousand two hundred sixty-nine (12,866,269) shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held in treasury by Company or by any Subsidiary; (iii) three million four hundred thirty-three thousand two hundred thirty-seven (3,433,237) shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Company Stock Option Plans; (iv) one million one hundred four thousand two hundred twenty (1,104,220) shares of Company Common Stock were available for future grant under the Company Stock Option Plans and (v) six hundred seventy-three thousand eight hundred thirty-four (673,834) shares of Company Common Stock were reserved for future issuance upon conversion of warrants of the Company. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. Schedule 3.3 of the Company Disclosure Schedule sets forth the following information with respect to each Option and Warrant (as defined in Section 6.4.) outstanding as of the date of this
Agreement: (i) the name and address of the optionee or warrant holder; (ii) the particular plan pursuant to which such Option was granted; (iii) the number of shares of Company Common Stock subject to such Option or Warrant; (iv) the exercise price of such Option or Warrant; (v) the date on which such Option or Warrant was granted; (vi) the applicable vesting schedule and (vii) the date on which such Option or Warrant expires. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Options that are currently outstanding and the form of all stock option agreements and instruments evidencing such Options and Warrants. Except as set forth in Schedule 3.3, all shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Options and Warrants, and all outstanding shares of capital stock of Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. Except for securities Company owns free and clear of all Encumbrances, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of Subsidiary, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Schedule 3.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or Subsidiary is a party or by which it is bound obligating Company or Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or Subsidiary or obligating the Company or Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement and except as set forth in
Schedule 3. , there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or Subsidiary is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of Subsidiary. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger.

     3.4. SEC Filings; Financial Statements.

          A. Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") since September 1, 1998 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC since September 1, 1998. The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be and
(ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any reports or other documents with the SEC.

          B. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Company and the Subsidiary at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

          C. Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5. Books and Records. The books of account, stock record books, and other records of the Company and the Subsidiary, all of which have been made available to Merger Sub and Parent, are complete and correct in all material respects.

     The minute books of the Company and the Subsidiary made available to counsel for Parent are the only minute books of the Company and the Subsidiary and contain a reasonably accurate summary, in all material respects, of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors and committees of the Board of Directors of Company and the Subsidiary since the time of its incorporation. At the Closing, all of those books and records will be in the possession of the Company.

     3.6. Real Property Interests. Neither the Company nor the Subsidiary owns real property. Schedule 3.6 of the Company Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property of the Company and the Subsidiary. The Company has delivered or made available to Merger Sub and Parent copies of the lease agreements and other instruments by which the Company and the Subsidiary acquired such leasehold and other real property interests.

     3.7. Condition and Sufficiency of Assets. Except as set forth on Schedule
3.7 of the Company Disclosure Schedule, to the Company's Knowledge, the buildings, plants, structures and equipment of the Company and the Subsidiary are structurally sound, are in good operating condition and repair, subject to normal wear and tear, and are adequate for the uses to which they are being put.

     3.8. Accounts Receivable. All accounts receivable of the Company and the Subsidiary that are reflected on the Financial Statements or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business.

     Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Financial Statements or on the accounting records of the Company and the Subsidiary as of the Closing Date (which reserves are adequate and calculated consistent with past practice).

     Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred fifty
(150) days on which it first becomes due and payable. To the Knowledge of the Company, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any material Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

     Schedule 3.8 of the Company Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of October 31, 1999, which list sets forth the aging of such Accounts Receivable.

     3.9. Inventory. All inventory of the Company and the Subsidiary, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value in the Financial Statements or on the accounting records of the Company and the Subsidiary as of the Closing Date, as the case may be.

     3.10. No Undisclosed Liabilities. Except as set forth in Schedule 3.10 of the Company Disclosure Schedule, neither the Company nor the Subsidiary have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and not heretofore paid or discharged and current liabilities incurred in the Ordinary Course of Business since June 30, 1999.

     3.11. Taxes.

          A. Except as set forth on Schedule 3.11 to the Company Disclosure Schedule, the Company and the Subsidiary have timely filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. The Company and the Subsidiary have paid in full or made adequate provision by the establishment of reserves for all Taxes which have become due or which are attributable to the conduct of the Company's and the Subsidiary's business prior to the date hereof. The Company and the Subsidiary will continue to make adequate provision for all such Taxes for all periods through the Closing Date. The Company and the Subsidiary are not the beneficiaries of any extension of time within which to file any Tax Return.

     Except as set forth on Schedule 3.11, the Company has no Knowledge of any Tax deficiency proposed or Threatened against the Company or the Subsidiary. There are no Tax liens upon any property or assets of the Company or the Subsidiary to secure the payment of any delinquent Taxes.

     Except as set forth on Schedule 3.11, the Company and the Subsidiary have made all payments of estimated Taxes when due in amounts sufficient to avoid the imposition of any penalty.

          B. Except as set forth on Schedule 3.11, all Taxes and other assessments and levies which the Company or the Subsidiary were required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental Body.

          C. Except as set forth in Schedule 3.11, the Tax Returns of the Company and the Subsidiary have never been audited by the IRS or other Governmental Body, nor are any such audits in process. Except as set forth in
Schedule 3.11, there are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Returns of the Company or the Subsidiary for any period.

          D. For federal income tax purposes, the Company and the Subsidiary have a taxable year ending on September 30 in each year.

          E. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Company and the Subsidiary have not made any material payments, are not obligated to make any material payments, and are not a party to any agreement that under any circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. The Company and the Subsidiary have not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company and the Subsidiary are not a party to any Tax allocation or sharing agreement. Except with respect to the Subsidiary, the Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by o contract, or otherwise.

          F. The Company's and the Subsidiary's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's and the Subsidiary's books and records in all material respects.

     3.12. No Company Material Adverse Effect. Since June 30, 1999, there has not been any Company Material Adverse Effect, and to the Company's Knowledge, no event has occurred and no circumstance exists that may result in a Company Material Adverse Effect other than with respect to general domestic or international economic conditions.

     3.13. Employee Benefits Matters.

          A. Schedule 3.13.1 lists all plans, programs, and similar agreements, commitments or arrangements (including, but not limited to, any bonus, profit sharing, pension, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, tuition reimbursement, disability, sick leave, vacation, commission, retention or other arrangements), whether oral or written, sponsored or maintained by or on behalf of, or to which contributions are or were made by, Company and/or any ERISA Affiliate within the last seven (7) years that provide or provided benefits, compensation or other remuneration to, or for the benefit of, current or former employees of Company and/or any ERISA Affiliate or any or any other individual who provides services to the Company and/or any ERISA Affiliate (including, but not limited to, any shareholder, officer, director, employee or consultant), or any spouse, child or other dependent of such current or former employee or other individual ("Plan" or "Plans"). Except as disclosed on Schedule 3.13.1, there are no other benefits to which any current or former employees of Company and/or any ERISA Affiliate or any or any other individual who provides services to the Company and/or any ERISA Affiliate (including, but not limited to, any shareholder, officer, director, employee or consultant), or any spouse, child or other dependent of such current or former employee or other individual is entitled or for which the Company and/or any ERISA Affiliate has any obligation. Except as set forth on
Schedule 3.13.1, only current employees of Company participate in the Plans, except as required by I.R.C. Section 4980B and/or ERISA Section 601-609. Copies of all Plans and, to the extent applicable, all related trust agreements, actuarial reports, and valuations for the most recent three (3) years, all summary plan descriptions, prospectuses, Annual Report Form 5500's or similar forms (and attachments thereto) for the most recent three (3) years, all Internal Revenue Service determination letters, and any related documents requested by Buyer, including all amendments, modifications and supplements thereto, all material employee and/or participant communications relating to each such Plan, and all insurance contracts, administrative services agreements or contracts, have been delivered to Buyer, and all of the same are true, correct and complete.

          B. With respect to each Plan to the extent applicable:

               (i) No litigation or administrative or other proceeding or investigation, claim, lawsuit, arbitration or other action is pending or threatened involving such Plan or any administrator, fiduciary, employee, contributing employer, contractor or agent of such Plan, other than routine claims for benefits in the ordinary course for such Plan.

               (ii) Such Plan has been administered and operated in compliance with, and has been amended to comply with, all applicable laws, rules, and regulations, including, without limitation, ERISA, the Code, and the regulations issued under ERISA and the Code.

               (iii) Company and ERISA Affiliates have made and as of the Closing Date will have made or accrued, all payments and contributions required, or reasonably expected to be required, to be made under the provisions of such Plan or required to be made under applicable laws, rules and regulations, with respect to any period prior to the Closing Date, such amounts to be determined using the ongoing actuarial and funding assumptions of the Plan if applicable.

               (iv) Such Plan is fully funded in an amount sufficient to pay all liabilities (whether or not vested) accrued (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred to the date hereof.

               (v) On the Closing Date such Plan will be fully funded in an amount sufficient to pay all liabilities (whether or not vested) accrued as of the Closing Date (including liabilities and obligations for health care, life insurance and other benefits after termination of employment) and claims incurred as of the Closing Date, or adequate reserves will be set up on Company;s books and records, or paid-up insurance will be provided, therefor.

               (vi) Such Plan has been administrated and operated only in the ordinary and usual course and in accordance with its terms, and there has not been in the four (4) years prior hereto any increase in the liabilities of such Plan beyond increases typically experienced as a result of changes in the workforce.

               (vii) Such Plan is not a multiemployer plan (as defined in ERISA Section3(37) or 4001(a)(3)), is not a single-employer plan (as defined in ERISA
Section 4001(a)(15)), and is not a defined benefit plan (as defined in ERISA
Section 3(35)), and is not a plan maintained by more than one employer (within the meaning of Code Section 413(c)).

               (viii) No Person has engaged in any "prohibited transaction" (as defined in ERISA Section 406 or Code Section 503(b) or 4975) with respect to such Plan on or prior to the Closing Date, and no Person who would be a fiduciary with respect to such Plan has breached any of his responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would subject Company or any ERISA Affiliate, or any Person whom the Company has an obligation to indemnify, to any liability.

               (ix) Such Plan contains provisions which allow additional benefits under the Plan to be discontinued at any time and for any reason, and which allow the Plan to be terminated (or the Company's participation in the Plan to be terminated) by the Company at any time and for any reason, and, if such Plan were terminated (or the Company's participation in such Plan were terminated) on or prior to the Closing Date, no additional liability would be incurred by the Company by such action.

               (x) All communications with respect to such Plan by any Person on or prior to the Closing Date have reflected accurately the documents and operations of such Plan, and no Person has, as of the Closing Date, any liability under any applicable law by reason of any communication or failure to communicate with respect to or in connection with such Plan.

               (xi) Such Plan does not provide benefits to any former employee, or any other Person who is not performing services for the Company, except as required by Code Section 4980B and/or ERISA Section 601-609.

               (xii) No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred or will be incurred as of the Closing Date by Company or any ERISA Affiliate, except for PBGC insurance premiums (if any), and all such insurance premiums incurred or accrued up to and including the Closing Date have been timely paid, or will be timely paid prior to the Closing Date.

               (xiii) Neither the Company nor any ERISA Affiliate has ceased operations at any facility or withdrawn from such Plan in a manner which could subject the Company to liability under ERISA Section 4062, 4063 or 4064, and no events have occurred or will occur on or prior to the Closing Date which might give rise to any liability of Company to the PBGC under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Company by the PBGC.

               (xiv) No entitlement to any benefit (including, but not limited to, severance pay, unemployment compensation or payment contingent upon a change in control or ownership of the Company) from such Plan shall arise, and no acceleration or increase in benefits due any Person shall occur, by reason of the consummation of the transactions contemplated by this Agreement.

               (xv) An ERISA fiduciary insurance policy issued by a licensed insurance company is in place covering each and every fiduciary of such Plan.

               (xvi) If such Plan purports to provide benefits which qualify for tax-favored treatment under Code Section 79, 105, 106, 117, 120, 125, 127 129 or 132, the Plan satisfies the requirements of said Code sections.

          C. The participants and beneficiary records with respect to each Plan providing benefits to employees or other Persons performing services for the Company and their spouses, dependents, etc., are in the custody of the Company (or an agent of the Company who must, upon demand, provide such records to the

Company), and such records accurately state the history of each participant and beneficiary in connection with each such Plan and accurately state the benefits earned by and/or owed to each such participant and beneficiary.

          D. Except as otherwise set forth on Schedule 3.13.2, the Company is not liable for and neither the Company nor Merger Sub nor Parent will be liable for, any contribution, Tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Plan maintained, sponsored or contributed to by an ERISA Affiliate, including, without limitation, withdrawal liability arising under Title IV of ERISA, liabilities to the PBGC, or liabilities under Code Section 412 or ERISA Section 302.

     3.14. Compliance With Legal Requirements; Governmental Authorizations. For purposes of this Section 3.14. only, the term "Company" shall be deemed to include the Company and the Subsidiary.

          A. Except as set forth in Schedule 3.14 of the Company Disclosure
Schedule:

               (i) The Company is, and at all times since September 30, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to comply with a Legal Requirement would not have a Company Material Adverse Effect;

               (ii) To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (1) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement or (2) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for events or circumstances which in the aggregate would not have a Company Material Adverse Effect; and

               (iii) The Company has not received, at any time since September 30, 1998, any written notice or other written communication from any Governmental Body or any other Person regarding (1) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement or (2) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          B. The Company has all Governmental Authorizations necessary to conduct its business as presently conducted. Each Governmental Authorization is valid and in full force and effect. Except as set forth in Schedule 3.14 of the Company Disclosure Schedule:

               (i) The Company is, and at all times since September 30, 1998 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule
3.14 of the Company Disclosure Schedule, except where the failure to comply with a Governmental Authorization would not have a Company Material Adverse Effect;

               (ii) To the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (1) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14 of the Company Disclosure Schedule or (2) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14 of the Company Disclosure Schedule, except for events or circumstances which in the aggregate would not have a Company Material Adverse Effect;

               (iii) The Company has not received, at any time since September 30, 1998, any written notice or other written communication from any Governmental Body or any other Person regarding (1) any actual or alleged violation of or failure to comply with any term or requirement of any Governmental Authorization or (2) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (iv) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule
3.14 of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies, except where the failure to make such filings in a timely manner would not have a Company Material Adverse Effect.

     The Governmental Authorizations listed in Schedule 3.14 of the Company Disclosure Schedule collectively constitute all of the Governmental Authorizations that are material to the conduct of the Company's business in the manner it is currently conducted and to operate such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     3.15. Legal Proceedings; Orders.

          A. Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, there is no pending Proceeding:

               (i) That has been commenced by or against the Company or the Subsidiary; or

               (ii) To the Knowledge of the Company, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     Except as set forth in Schedule 3.15 of the Company Disclosure Schedule, to the Knowledge of the Company, (i) no such Proceeding has been Threatened and
(ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding that could reasonably be expected to result in a Company Material Adverse Effect. The Company and the

Subsidiary have delivered to Merger Sub and Parent copies of all pleadings, correspondence, and other documents relating to each pending Proceeding listed in Schedule 3.15 of the Company Disclosure Schedule. The Proceedings listed in
Schedule 3.15 of the Company Disclosure Schedule will not have a Company Material Adverse Effect.

          B. Except as set forth in Schedule 3.15 of the Company Disclosure
Schedule:

               (i) There is no Order to which the Company or the Subsidiary, or, to the Company's Knowledge, any of the assets owned or used by the Company or the Subsidiary, is subject; and

               (ii) To the Company's Knowledge, no officer, director, or employee of the Company or the Subsidiary is subject to any Order that prohibits such officer, director, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company or the Subsidiary as currently conducted.

          C. Except as set forth in Schedule 3.15 of the Company Disclosure
Schedule:

               (i) The Company and the Subsidiary are, and at all times since September 30, 1998 have been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject, except where the failure to comply would not have a Company Material Adverse Effect;

               (ii) To the Knowledge of the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company or the Subsidiary, or any of the assets owned or used by the Company or the Subsidiary, is subject, except for events or circumstances which in the aggregate would not have a Company Material Adverse Effect; and

               (iii) Neither the Company nor the Subsidiary have received, at any time since September 30, 1998, any written notice from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company or the Subsidiary, is or has been subject.

     3.16. Absence of Certain Changes and Events. Except as set forth in
Schedule 3.16 of the Company Disclosure Schedule, since June 30, 1999, the Company and the Subsidiary have conducted their businesses only in the Ordinary Course of Business and there has not been any:

          A. Change in the Company's or the Subsidiary's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company or the Subsidiary; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company or the Subsidiary of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          B. Amendment to the Organizational Documents of the Company or the Subsidiary;

          C. Except in the Ordinary Course of Business, payment or increase by the Company or the Subsidiary of any bonuses, salaries, or other compensation to any stockholder, director, officer or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          D. Adoption of, or substantial increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company or the Subsidiary;

          E. Damage to or destruction or loss of any asset or property of the Company or the Subsidiary, whether or not covered by insurance that had a Company Material Adverse Effect;

          F. Entry into, termination of, or receipt of written notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company or the Subsidiary of at least Twenty-Five Thousand and No/100 Dollars ($25,000.00);

          G. Sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or the Subsidiary or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Company or the Subsidiary, including the sale, lease, or other disposition of any of the Software and Intangibles;

          H. Cancellation or waiver of any claims or rights with a value to the Company or the Subsidiary in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00);

          I. Material change in the accounting methods used by the Company or the Subsidiary; or

          J. Agreement, whether oral or written, by the Company or the Subsidiary to do any of the foregoing.

     3.17. Contracts; No Defaults.

          A. Schedule 3.17(a) of the Company Disclosure Schedule contains a complete and accurate list (other than Customer License Agreements which are disclosed in Section 3.22.), and the Company has delivered to Merger Sub and Parent true and complete copies, of:

               (i) Each Contract that involves performance of services or delivery of goods or materials by the Company or the Subsidiary of an amount or value in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00);

               (ii) Each Contract that involves performance of services or delivery of goods or materials to the Company or the Subsidiary of an amount or value in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00);

               (iii) Except for customer Contracts and inventory and equipment purchase orders incurred in the Ordinary Course of Business, each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company or the Subsidiary in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00);

               (iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than Twenty-Five Thousand and No/100 Dollars ($25,000.00) and with terms of less than one (1) year) of the Company or the Subsidiary;

               (v) Each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees relating to the Company or the Subsidiary;

               (vi) Each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or the Subsidiary with any other Person;

               (vii) Each Contract containing covenants that in any way purport to restrict the business activity of the Company or the Subsidiary or limit the freedom of the Company or the Subsidiary to engage in any line of business or to compete with any Person;

               (viii) Each Contract (relating to the Company or the Subsidiary) providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (ix) Each power of attorney relating to the Company or the Subsidiary that is currently effective and outstanding;

               (x) Each Contract relating to the Company or the Subsidiary for capital expenditures in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00);

               (xi) Each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company or the Subsidiary other than in the Ordinary Course of Business; and

               (xii) Each amendment, supplement, and modification in respect of any of the foregoing.

          B. Except as set forth in Schedule 3.17(b) of the Company Disclosure Schedule, to the Knowledge of the Company, no officer, director, or employee of the Company or the Subsidiary is bound by any Contract that purports to limit the ability of such officer, director or employee to (i) engage in or continue any conduct, activity, or practice relating to the business of the Company or any Subsidiary, as currently conducted or (ii) assign to the Company or any Subsidiary any rights to any invention, improvement, or discovery relating to the business of the Company or any Subsidiary.

          C. Except as set forth in Schedule 3.17(c) of the Company Disclosure Schedule, each Contract identified or required to be identified in Schedule 3.17(a) of the Company Disclosure Schedule is in full force and effect, except as to matters or default which in the aggregate would not have a Company Material Adverse Effect.

          D. Except as set forth in Schedule 3.17(d) of the Company Disclosure
Schedule:

               (i) The Company and each Subsidiary is in full compliance with all material terms and requirements of each Contract under which Company or such Subsidiary has or had any obligation or liability or by which Company or such Subsidiary or any of the assets owned or used by Company or such Subsidiary is or was bound, except where the failure to comply with such terms and requirements would not have a Company Material Adverse Effect;

               (ii) To the Knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is in full compliance with all material terms and requirements of such Contract;

               (iii) To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract, except for events or circumstances which in the aggregate would not have a Company Material Adverse Effect; and

               (iv) Neither the Company nor any Subsidiary has given to or received from any other Person, at any time since March 31, 1999, any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any material Contract.

          E. There are no renegotiations of or attempts to renegotiate any material amounts paid or payable to the Company or any Subsidiary under current or completed Contracts with any Person and the Company has not received any written demand for such renegotiation.

     3.18. Insurance.

          A. The Company has delivered to Merger Sub and Parent:

               (i) True and complete copies of all policies of insurance to which the Company or the Subsidiary is a party;

               (ii) True and complete copies of all pending applications for policies of insurance; and

               (iii) Any written statement by the auditor of the Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

          B. Except as set forth on Schedule 3.18(b) of the Company Disclosure
Schedule:

               (i) All policies to which the Company or the Subsidiary is a party or that provide coverage to the Company or the Subsidiary, or any director of the Company or the Subsidiary:

                    (1) Are in full force and effect, except as to matters or defaults which in the aggregate, would not have a Company Material Adverse Effect; and

                    (2) Taken together in the reasonable judgment of the Company, provide adequate insurance coverage for the assets and the operations of the Company or any Subsidiary for all risks to which the Company or the Subsidiary is normally exposed.

               (ii) Neither the Company nor Subsidiary has received any written notice of cancellation or other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Company and Subsidiary has paid all premiums due and has otherwise performed all of its material obligations under each policy to which the Company or such Subsidiary is a party or that provides coverage to the Company or such Subsidiary or any director thereof, except where the failure to so perform would not in the aggregate have a Company Material Adverse Effect.

     3.19. Environmental Matters. Except as set forth in Schedule 3.19 of the Company Disclosure Schedule, the Company and the Subsidiary have obtained and are in compliance with all permits, licenses and other authorizations (collectively, "Permits") required to do business by Environmental Requirements. To the Company's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions (collectively, "Conditions") resulting from the conduct of its business which Conditions may reasonably form the basis of any claim or suit against the Company or the Subsidiary based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling by the Company or the Subsidiary, or the emission, discharge, release or Threatened release by the Company or the Subsidiary into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

     3.20. Employees.

          A. Schedule 3.20.1 contains a complete and accurate list of the following information for each employee or director of Company and Subsidiary, including each employee on leave of absence or layoff status: name of employee or director; date of hire, job title and "essential functions" (as defined in 29 C.F.R. Section 1630.2(n)); current compensation and any change in compensation during the past two (2) years; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Company's Plans to the extent applicable under such Plans.

          B. No employee or director of Company or Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Company or Subsidiary or (ii) the ability of Company or Subsidiary to conduct its business, including any Proprietary Rights Agreement with Company or Subsidiary by any such employee or director. No key employee of Company or Subsidiary intends to terminate his employment with Company or Subsidiary.

          C. Schedule 3.20.2 contains a complete and accurate list of the following information for each retired employee or director of Company or the Subsidiary, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, listing of benefits to which they are entitled and funding mechanism for such benefits.

          D. Schedule 3.20.3 contains a complete listing of all "covered employees" and "qualified beneficiaries" (as each is defined in ERISA Section 607(2) and (3) and/or Code Section 4980B(f)(7)) who have experienced a qualifying event (within the meaning of ERISA Section 603 and/or Code Section 4980B(f)(3)) with respect to a Plan, and/or who are eligible for continuation coverage (within the meaning of ERISA Section 602 and/or Code Section 4980B(f)(2)) and/or whose period for continuation coverage has not expired. Included in this listing is the current address for each such individual, the date on which they would have (absent continuation coverage) lost coverage, whether the individual has elected continuation coverage, and for individuals who have not yet elected continuation coverage, the date on which the individual was notified of their right to continuation coverage.

          E. Schedule 3.20.4 contains a complete listing of all employees who are on a leave of absence from the Company or the Subsidiary (indicating also whether or not such leave is pursuant to the Family and Medical Leave Act of 1993, as amended) and denoting whether such employee is receiving or entitled to receive health coverage under a Plan during such period of leave.

     3.21. Government Contracts. Except as set forth in Schedule 3.21 of the Company Disclosure Schedule, neither the Company nor the Subsidiary have any business contracts with any independent or executive agency, division, subdivision, audit group or procuring office of the federal government or of a state government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     3.22. Intellectual Property Rights of the Company. For purposes of this
Section 3.22. only, the term "Company" shall be deemed to include the Company and the Subsidiary.

          3.22.1. Schedule 3.22.1 (i) contains a complete list of each governmental filing, whether federal, state, local, foreign or otherwise, related to patents, copyrights, trademarks, service marks, trade names, maskworks, other Intangibles and Software (such terms are defined in Section 3.22.2.M.) (collectively "Registrations") of Company; (ii) identifies each pending Registration of Company with respect to the Intangibles and Software (defined in Section 4.9.2.M.); (iii) identifies all of Company's applications for or Registrations regarding the Intangibles and Software which have been withdrawn, abandoned, or have lapsed or been denied and (iv) specifies any advice to Company with respect to such Registration or protectability of the Intangibles and Software summarizing such advice.

          Schedule 3.22.1 also identifies (i) each license agreement or other written or oral agreement or permission ("License Agreement") and in which Company has granted to any third party any right with respect to any of the Intangibles or Software; (ii) each item of the Intangibles and Software used or possessed by Company that any third party owns and the license, sublicense, agreement or other permission in connection therewith (the "Third Party License Agreement"), together with the term thereof, and all royalties or other amounts due thereon and (iii) each agreement entered into by Company that provides for the sale of license or access to any source code of the Software, including, without limitation, any source code escrow agreement ("Source Code Agreement").

          Company has supplied Parent with correct and complete copies of all License Agreements, Third Party License Agreements and Source Code Agreements.

          Company has complied with all License Agreements, Third Party License Agreements and Source Code Agreements, and to the best of Company's knowledge, all other parties to such agreements have complied with all provisions thereof; and no default or event of default exists under any of the License Agreements, Third Party License Agreements, or Source Code Agreements.

          3.22.2.

               A. Schedule 3.22.2 is an accurate and complete list and description (including a name, product description, the language in which it is written and the type of hardware platform(s) on which it runs) of all of the following:

                    (i) All Software owned by Company, whether purchased from a third party, developed by or on behalf of Company, currently under development or otherwise ("Owned Software").

                    (ii) All Software, other than the Owned Software, that is either (x) offered or provided by Company, directly or through Distributors, to customers of Company or (y) used by Company to provide information or services to customers of Company for a fee (collectively, "Customer Software"; the Owned Software and the Customer Software are collectively referred to as the "Company Software").

                    (iii) All Software, other than Company Software, that is licensed or marketed to or from third parties or otherwise used by Company for any purpose whatsoever (collectively, "Other Software"), other than Other Software that is generally available for license at retail or directly via the Internet ("COTS").

               B. To the extent not set forth in Schedule 3.22.1, Schedule
3.22.2 separately sets forth an accurate and complete list and description of each copyright, trademark, trademark application or registration, service mark, service mark application or registration, patent application or registration, and name and logo included in the Intangibles (as defined below in this Section) owned, marketed or licensed by Company to or from third parties, used or under development by Company. Schedule 3.22.2 indicates Company's ownership of such items or the source of Company's right to use such items.

               C. No Software other than the Owned Software, Customer Software and Other Software is required to operate the Company's businesses as currently conducted and as contemplated by existing Company Software product and service plans. Schedule 3.22.2 identifies all individuals who have contributed to the development of the Owned Software.

               D. Except as explained on Schedule 3.22.2, Company owns and has good and marketable title to the Owned Software and Intangibles attributable to the Owned Software, and has the full right to use all of the Customer Software and Other Software, and Intangibles attributable thereto, as used or required to operate the Company's businesses as currently conducted and as contemplated in the future in accordance with Company's written business plans, free and clear of any liens, claims, charges or encumbrances which would affect the use of such Software in connection with the operation of the Company's businesses as currently conducted and as contemplated in the future in accordance with Company's written business plans.

               E. No rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which Company takes any such action in its businesses as currently conducted.

               F. With respect to Software which is licensed by Company to third parties or used in connection with the providing of services to third parties in the Company's businesses:

                    (i) Company maintains machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Company;

                    (ii) In each case, the machine-readable copy substantially conforms to the corresponding source code listing;

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


                    (iii) Such Software is written in the language set forth on
Schedule 3.22.2, for use on the hardware set forth on Schedule 3.22.2 with standard operating systems;

                    (iv) Such Software can be maintained and modified by reasonably competent programmers familiar with such language, hardware and operating systems; and

                    (v) In each case the Software operates in accordance with the user manual thereof without operating defects of any material nature.

               G. None of the Software or Intangibles listed on Schedule 3.22.1 or Schedule 3.22.2, or their respective past or current uses by or through Company has violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intangible of any person. Company has adequately maintained all trade secrets and copyrights with respect to the Software. Company has performed all obligations imposed upon it with regard to the Customer Software and Other Software which are required to be performed by it on or prior to the date hereof, and neither Company nor, to the knowledge of Company, any other party, is in breach of or default thereunder in any respect, nor to Company's knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder.

               H. To the knowledge of Company, no person is violating or infringing upon, or has violated or infringed upon at any time, any of Company's proprietary rights to any of the Software or Intangibles listed on either
Schedule 3.22.1 or Schedule 3.22.2.

               I. None of the Software or Intangibles listed on Schedule 3.22.1 and Schedule 3.22.2 are owned by or registered in the name of any of Company's shareholders, any current or former owner or shareholder, partner, director, executive, officer, employee, salesperson, agent, customer, contractor of Company or its representative nor does any such person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as listed on Schedule 3.22.2, Company has granted no third party any exclusive rights related to any Owned Software.

               J. No litigation is pending and no claim has been made against Company or, to the knowledge of Company, is threatened, which contests the right of Company to sell or license to any person or entity or use any of the Owned Software, Customer Software or Other Software. No former employer of any employee or consultant of Company has made a claim against Company or, to the knowledge of Company, against any other person, that Company or such employee or consultant is misappropriating or violating the Intangibles of such former employer.

               K. Company is not a party to or bound by and, upon the consummation of the transactions contemplated by this Agreement, will not be a party to or bound by (as a result of any acts or agreements of Company), any license or other agreement requiring the payment by Company or its assigns of any royalty or license payment, excluding such agreements relating to the Customer Software to the extent such royalty or license payment is expressly set forth on Schedule 3.22.2.

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


               L. [Intentionally left blank].

               M. For purposes of this Agreement, "Software" means any computer program, operating system, applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

               "Intangible" means:

                    (i) Patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

                    (ii) Trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith;

                    (iii) Copyrights and registrations and applications for registration thereof;

                    (iv) Maskworks and registrations and applications for registration thereof;

                    (v) All right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment);

                    (vi) Trade secrets and confidential business information (including, without limitation, ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

                    (vii) Other proprietary rights;

                    (viii) All rights necessary to prevent claims of invasion of privacy, right of publicity, defamation, infringement of moral rights, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or exhibition of the Software;

                    (ix) All income, royalties, damages and payments due at Closing or thereafter with respect to the Owned Software, Customer Software, Other Software, or other Intangibles and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

                    (x) All rights to use all of the foregoing forever; and

                    (xi) All other rights in, to, and under the foregoing in all countries.

               "Distributor" means Company and any other person or entity that has been authorized by Company to sell, license or offer to sell or license any Company Software, other than an employee of Company. Distributors may include, without limitation, value added resellers, original equipment manufacturers, dealers, sales agents, and distributors.

          3.22.3. Millennium Compliance.

               A. Except as noted in Schedule 3.22.3, the Owned Software and to the best knowledge of Company, the Customer Software and Other Software, are "Millennium Compliant." For the purposes of this Agreement "Millennium Compliant" means:

                    (i) The functions, calculations, and other computing processes of the Owned Software, Other Software and Customer Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Software, Other Software, and Customer Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

                    (ii) The Owned Software, Other Software, and Customer Software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

                    (iii) The Owned Software, Other Software, and Customer Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Owned Software, Other Software, and Customer Software, whether before, on, or after January 1, 2000;

                    (iv) The Owned Software, Other Software, and Customer Software accept and respond to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

                    (v) The Owned Software, Other Software, and Customer Software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century; and

                    (vi) The Owned Software, Customer Software, and Other Software have been tested by Company to determine whether the Owned Software, Customer Software, and Other Software are Millennium Compliant. Company shall deliver the test plans and results of such tests upon written request from Parent. Company shall notify Parent immediately of the results of any tests or any claim or other information that indicates the Owned Software, Customer Software, and Other Software are not Millennium Complaint.

               B. Except as set forth in Schedule 3.22.3(b) of the Company Disclosure Schedule and except as described in the next following sentence, the Company has inquired as to the Millennium Compliance of the Customer Software and any computer hardware and devices owned or leased by the Company that operates any of the Company Software ("Company Hardware") with the vendor thereof, has obtained assurances that such Customer Software and Company Hardware is Millennium Compliant, and has tested such Customer Software and Company Hardware in conjunction with the Owned Software to determine whether the operation of the Owned Software would result in dated-related failures or errors in such Customer Software or Company Hardware. In the event that the Company obtains information that such Customer Software or Company Hardware is not Millennium Compliant or such Customer Software or Company Hardware fails the testing as described above, the Company has established and has timely implemented written plans to migrate the Company and all Company customers off of such Customer Software or Company Hardware before the Company anticipates that errors or failures in such Customer Software or Company Hardware will occur.

               C. Except as set forth in Schedule 3.22.3(c) of the Company Disclosure Schedule and except as described in the next following sentence, the Company has inquired as to the Millennium Compliance of the Other Software with the vendor thereof and has obtained assurances that such Other Software is Millennium Compliant. In the event that the Company obtains information that such Other Software is not Millennium Compliant, the Company has established and has timely implemented written plans to migrate the Company off of such Other Software before the Company anticipates that errors or failures in such Other Software will occur.

               D. Each customer of Company identified on Schedule 3.22.3(d) has received a copy of the correspondence attached to Schedule 3.21.3(d).

               E Schedule 3.22.3(e) of the Company Disclosure Schedule sets forth true and correct information called for therein with respect to each customer of Company.

          3.22.4. Without limiting any of the foregoing, to the best knowledge of Company, none of Company's current or former officers, executives, directors, partners, shareholders, employees, salespersons, customers, or independent contractors have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any person other than Company, any trade secrets or proprietary information, including, without limitation, the source codes for Company Software.

          All License Agreements, Third Party License Agreements, software development agreements, and any other written agreement between Company and any third party in which trade secrets or confidential information of Company, Company's customers, agents, or suppliers are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of Company and its customers, agents, and suppliers in such trade secrets and confidential information.

          Schedule 3.22.4 identifies all individuals who have materially contributed to the development of the Owned Software.

          3.22.5. Company Software:

               A. Performs in accordance with all published specifications for such Software;

               B. Complies with all other published documentation, descriptions and literature with respect to such Software; and

               C. Complies with all representations, warranties and other requirements specified in all of Company's License Agreements.

          3.22.6. Except as set forth on Schedule 3.22.6, none of Company's shareholders have an ownership right or other interest in any Software or Intangibles related to the Acquired Business, and no claims have been made or, to the knowledge of the Company, is threatened, that the Company Software substantially fails to perform as set forth in Section 3.22.5.

          3.22.7. All Company's contracts with customers (collectively "Customer Contracts"), whether completed or outstanding, were or are evidenced by written agreements containing provisions reasonably equivalent to those contained in
Schedule 3.22.7 hereto, with only such changes as would not affect the rights of Company and would not impose on Company any additional obligations.

          No Customer Contract provided for the transfer to the customer therein of any Intangibles relating to Company Software as to which Company thereafter shall have no further rights. No current Customer Contract provides that the customer therein shall be entitled to sublicense or otherwise transfer to a third party any of the Intangibles relating to Company Software unless such third party agrees to be bound by the confidentiality provisions thereof and agrees to pay Company royalties and other amounts comparable to those under such Customer Contract.

          Except as set forth on Schedule 3.22.7, each past or present customer of Company and each past or present customer of Company to whom Company disclosed any of the Intangibles relating to Company Software is bound by a confidentiality provision which requires such past or present customer to take reasonable steps to protect the rights of Company in the Intangibles relating to Company Software.

          3.23. Certain Payments. To the Knowledge of the Company, neither the Company or any Subsidiary nor any director, officer, agent, or employee of the Company or any Subsidiary, nor any other Person associated with or acting for or on behalf of the Company or any Subsidiary, has directly or indirectly:

               A. On behalf of the Company or any Subsidiary or for the Company's or any Subsidiary's benefit, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement.

               B. Established or maintained any fund or asset on behalf of the Company or any Subsidiary that has not been recorded in the books and records of the Company or any Subsidiary.

          3.24. Relationships With Related Persons. Except as set forth in
Schedule 3.24 of the Company Disclosure Schedule, no Related Person of the Company or the Subsidiary has, or since September 30, 1998, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in the Company's or the Subsidiary's businesses.

          Except as set forth in Schedule 3.24 of the Company Disclosure Schedule, to the Knowledge of the Company, no Related Person of the Company or the Subsidiary owns, or since September 30, 1998, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has a material financial interest in any transaction with the Company or the Subsidiary.

          Except as set forth in Schedule 3.24 of the Company Disclosure Schedule, no Related Person of the Company is a party to any Contract or commitment with the Company.

          3.25. Brokers or Finders. Except as set forth on Schedule 3.25, neither the Company, the Subsidiary nor their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          3.25. Labor Relations; Compliance. Neither the Company nor the Subsidiary have been nor are a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened:

               A. Any strike, slowdown, picketing, work stoppage or employee grievance process;

               B. Any Proceeding against or affecting Company or Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of Company or their premises; or

               C. Any application for certification of a collective bargaining agent.

          No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Company or Subsidiary, and no such action is contemplated by Company or Subsidiary. Company and Subsidiary have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. The Company and Subsidiary have only employed individuals authorized to work in the United States.

          Company and Subsidiary are not liable for the payment of any compensation, Damages, taxes, fines, penalties, or other amounts, however, designated, for failure to comply with any of the foregoing Legal Requirements.

          3.27. Disclosure Documents. None of the information supplied or to be supplied by the Company for inclusion in or incorporation by reference in (i) the Proxy Statement (as defined in section 6.1.) and (ii) the registration statement (as defined in Section 4.3.) including the Proxy Statement included therein, will, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement to stockholders of the Company, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder, except that no representation is made by the Company with respect to information supplied by Parent or Merger Sub for inclusion therein.

          3.28. Disclosure. No representation or warranty made by the Company in this Agreement or any Exhibit hereto or in the Company Disclosure Schedule, when taken together, contains or contained (as of the date made) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

          3.29. Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          3.30. Pooling-of-Interests. Except for (i) that certain loan previously obtained by Company and Subsidiary from Parent and (ii) the loan described in Section 5.8. below, neither the Company, Subsidiary nor any of

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


their directors, officers or shareholders has taken any action which would interfere with (i) Parent's ability to account for the Merger as a pooling-of-interests or (ii) Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling-of-interests any past acquisition by the Company currently accounted for as a pooling-of-interests.

4. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF MERGER SUB AND PARENT.

     Merger Sub and Parent, jointly and severally, hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referenced by a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Schedule"), as follows:

     4.1. Organization. Each of Merger Sub and Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Merger Sub and Parent each has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Each of Merger Sub and Parent is duly qualified to transact business, and is in good standing, as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Merger Sub, Parent or their respective subsidiaries taken as a whole.

     4.2. Authorization. Each of Merger Sub and Parent has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby (the "Parent/Merger Sub Ancillary Agreements"). The execution and delivery of this Agreement by Merger Sub and Parent and the performance by Merger Sub and Parent of their respective obligations hereunder and the consummation of the Merger, the Parent/Merger Sub Ancillary Agreements and the other transactions provided for herein have been duly and validly authorized by all necessary corporate action on the part of each of Merger Sub and Parent. This Agreement and the Parent/Merger Sub Ancillary Agreements have been duly executed and delivered by each of Merger Sub and Parent and each constitutes the legal, valid and binding agreement of Merger Sub and Parent, enforceable against each of Merger Sub and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Each other agreement to be executed by Merger Sub and Parent in connection with this Agreement will be duly executed and delivered by Merger Sub and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     4.3. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Organizational Documents of Merger Sub or Parent;
(ii) any Contract material to the business and operations of Merger Sub or Parent; (iii) any judgment, decree, injunction or order of any court or governmental authority or agency to which Merger Sub or Parent is a party or by which Merger Sub or Parent or any of their respective properties is bound or
(iv) any statute, law, regulation or rule applicable to Merger Sub or Parent, so as to have, in the case of subsections (ii) through (iv) above, a material adverse effect on the assets, liabilities, results of operations, financial condition, business or prospects of Merger Sub or Parent and their respective subsidiaries taken as a whole. Except for (i) filing of the Articles of Merger;
(ii) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act; (iii) the filing of the Proxy Statement (as defined in Section 6.1.) with the SEC in accordance with the Exchange Act and (iv) the filing of such consents, approvals, orders, authorizations, registrations, declarations and filing as may be required under applicable state securities laws, no Consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to Merger Sub or Parent is required in connection with the execution, delivery or performance of this Agreement by Merger Sub or Parent or the consummation of the Contemplated Transactions contemplated by this Agreement by Merger Sub or Parent, the failure to obtain which would have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Merger Sub or Parent and its subsidiaries taken as a whole.

     4.4. Capitalization of Parent and Merger Sub. The authorized capital stock of Parent consists of two hundred million (200,000,000) shares of common stock, $.001 par value per share of which thirty million three hundred fifty-two thousand seven hundred sixty-five (30,352,765) shares were issued and outstanding as of December 10, 1999 and two million (2,000,000) shares of preferred stock, $.001 par value per share, of which zero (0) shares are issued and outstanding. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $.01 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock are duly authorized, validly issued, fully paid and nonassessable. The shares of Parent Common Stock to be issued pursuant to this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

     4.5. SEC Filings; Financial Statements.

          A. Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 1999 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since January 1, 1999. The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

          B. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly represents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

          C. Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     4.6. Litigation. Except as may be disclosed in the Parent SEC Reports, there are no suits, arbitrations, actions, claims, complaints, grievances, investigations or proceedings pending or, to the Knowledge of Parent or Merger Sub, Threatened against Parent or Merger Sub that, if resolved against Parent or Merger Sub could be reasonably expected to have a material adverse effect on Parent or Merger Sub on their ability to consummate the Merger and the other transactions contemplated hereby.

     4.7. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement will, at the dates mailed to the shareholders of Company at the time of the Company Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

     4.8. Certain Proceedings. There is no pending Proceeding that has been commenced against Merger Sub or Parent that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the knowledge of Merger Sub or Parent, no such Proceeding has been Threatened.

     4.9. Brokers or Finders. Except as set forth on Schedule 4.9 of the Parent Disclosure Schedule, neither Merger Sub or Parent nor any of their respective officers or agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5. CERTAIN AGREEMENTS OF THE PARTIES.

     5.1. No Solicitation.

          A. From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 8, Company and Subsidiary will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly,
(i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below); (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided, however, that nothing contained in this Section 5.1. shall prohibit the Board of Directors of Company (1) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 5.1. or (2) during the period between mailing of the Proxy Statement to Company's shareholders and receipt of the approval by the shareholders of Company of this Agreement and the Merger from, in response to an unsolicited, bona fide written Acquisition Proposal that Company's Board of Directors reasonably concludes based upon the advice of its independent financial advisors constitutes a Superior Proposal (as defined below), engaging in discussions with and furnishing information to the party making such Acquisition Proposal to the extent (a) the Board of Directors of the Company determines in good faith based on the advice of its outside legal counsel that its fiduciary obligations under applicable law require it to do so; (b) (x) at least five (5) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company and (c) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately case any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.1. by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.1. by Company.

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


          For purposes of this Agreement, (i) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement; (ii) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (1) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a five percent (5%) interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning five percent (5%) or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than ninety-five percent (95%) of the equity interests in the surviving or resulting entity of such transaction; (2) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of the Company or
(3) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company and (iii) "Superior Proposal" shall mean an Acquisition Proposal with respect to which (x) Company's Board of Directors shall have concluded in good faith, after considering applicable state law; on the basis of the written opinion of independent outside counsel that such action is necessary to prevent Company's Board of directors from violating its fiduciary duties to Company's shareholders under applicable law; (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's Board of Directors shall have determined (based upon the written opinion of Company's independent financial advisors) in the exercise of its fiduciary duties to Company's shareholders that the acquiring party is capable of consummating the proposed Acquisition Transaction on the terms proposed and (z) Company's Board of Directors shall have determined in the exercise of its fiduciary duties to Company's shareholders that the proposed Acquisition Transaction provides greater value to the shareholders of Company than the Merger (based upon the written opinion of Company's independent financial advisors that such Acquisition Transaction is superior to the Merger from a financial point of view).

          B. In addition to the obligations of Company set forth in paragraph A. of this Section 5.1., Company as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including material amendments

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


or proposed amendments) or any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors, but in no event less than eight (8) hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least five (5) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

     5.1. Public Disclosure. Parent and Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.1. Reasonable Efforts; Notification.

          A. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Section 7. to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Bodies and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Body; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

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


          B. Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2.A. or 7.2.B. would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          C. Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3.A. or 7.3.B. would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.4. Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.5. Indemnification. From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Company Organizational Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Organizational Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four (4) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

     5.6. Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the shares of Parent Common Stock issuable and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.7. Affiliates.

          A. Set forth in Schedule 5.7. of the Company Disclosure Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Company Affiliate'). Company will provide

Parent with such information and documents as Parent reasonably requests of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C-1 (the "Company Affiliate Agreement'), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

          B. Set forth in Schedule 5.7. of the Parent Disclosure Schedule is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (each, a "Parent Affiliate"). Parent will provide Company with such information and documents as Company reasonably requests of reviewing such list. Parent will use its commercially reasonable efforts to deliver or cause to be delivered to Company, as promptly as practicable on or following the date hereof, from each Parent Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C-2 (the "Parent Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time.

     5.1. Provision of Loan By Parent to Company. No later than January 15, 2000, Parent shall amend and/or restate that certain Loan and Security Agreement dated October 28, 1999 by and among Company, Subsidiary and Parent and related documents (collectively, the "Loan Documents") pursuant to which the following shall occur: (i) Parent shall advance an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) to be used for general working capital purposes and such new advance shall not be used to pay any indebtedness owed to the Principal Shareholders; (ii) subject to clause (iii) below, the maturity date on the original advance under the Loan Documents and the advance under clause (i) above (and all interest accrued thereon) shall be July 31, 2000; (iii) if the Agreement is terminated by Company pursuant to Section 8.6., the maturity date for such original advance and such new advance shall be modified to become the later of (x) one hundred twenty (120) days from the date of such termination or
(y) July 31, 2000; (iv) all security covered under the Loan Documents shall continue in place and (v) the Principal Shareholders shall sign such subordination agreements and/or forbearance agreements as are requested by Parent to ensure that no payments are made by the Company to the Principal Shareholders until all amounts due Parent for the foregoing advances are paid in full.

5. ADDITIONAL COVENANTS OF THE PARTIES.

     The parties hereto hereby agree as follows with respect to the period from and after the date of this Agreement.

     5.1. Mutual Covenants.

          A. Pooling-of- Interests. Each of the parties shall use its Best Efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes. Neither the Company nor any Affiliate of the Company shall knowingly take any action that would jeopardize the treatment of the Merger as a "pooling-of-interests" for accounting purposes.

          B. Tax-Deferred Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-deferred "reorganization" under Section 368(a) of the Code.

          C. Confidentiality; Access to Information.

               (i) Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors, affiliates (as such term is used in Rule 12b-2 under the Exchange Act) and representatives (collectively, the "Representatives"), to hold, in confidence all confidential documents and information concerning the other parties hereto and the Subsidiary furnished to such party in connection with the transactions contemplated by this Agreement, including, without limitation, all analyses, compilations, studies or records prepared by the party receiving the information or by such party's Representatives, that contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The party furnishing any Confidential Material is herein referred to as the "Delivering Company" and the party receiving any Confidential Material is herein referred to as the "Receiving Company."

               (ii) The Receiving Company agrees that the Confidential Material will not be used other than for the purpose of the transaction contemplated by this Agreement, and that such information will be kept confidential by the Receiving Company and its Representatives; provided, however, that (i) any of such information may be disclosed to the Representatives who need to know such information for the purpose described above (it being understood that (a) each such Representative shall be informed by the Receiving Company of the confidential nature of such information, shall be directed by the Receiving Company to treat such information confidentially and not to use it other than for the purpose described above and shall agree to be bound by the terms of this
Section 6.1.C, and (b) in any event, the Receiving Company shall be responsible for any breach of this Agreement by any of its Representatives), and (ii) any other disclosure of such information may be made if the Delivering Company has, in advance, consented to such disclosure in writing. The Receiving Company will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby.

               (iii) Notwithstanding the foregoing, if the Receiving Company or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Material, the Receiving Company will promptly notify the Delivering Company of such request or requirement so that the Delivering Company may seek an appropriate protective order and/or waive the Receiving Company's compliance with the provisions or this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Company or any of its Representatives is nonetheless, in the reasonable written opinion of the Receiving Company's counsel, compelled to disclose Confidential Material to any tribunal, the Receiving Company or such Representative, after notice to the Delivering Company, may disclose such information to such tribunal. The Receiving Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Material so disclosed. The Receiving Company or such Representative shall not be liable for the disclosure of Confidential Material hereunder to a tribunal compelling such disclosure unless such disclosure to such tribunal was caused by or resulted from a previous disclosure by the Receiving Company or any of its Representatives not permitted by this Agreement.

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


               (iv) This Section 6.1.C shall be inoperative as to particular portions of the Confidential Material if such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Company or its Representatives, (ii) was available to the Receiving Company on a non-confidential basis prior to its disclosure to the Receiving Company by the Delivering Company or the Delivering Company's Representatives, or (iii) becomes available to the Receiving Company on a non-confidential basis from a source other than the Delivering Company or the Delivering Company's Representatives, provided that such source is not known by the Receiving Company, after reasonable inquiry, to be bound by a confidentiality agreement with the Delivering Company or the Delivering Company's Representatives and is not otherwise prohibited from transmitting the information to the Receiving Company by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Material is or becomes otherwise available to the Receiving Company or its Representatives under clauses (i) through (iii) above shall not relieve the Receiving Company or its Representatives of the prohibitions of the confidentiality provisions of this
Section 9.8 with respect to the balance of the Confidential Material.

               (v) If this Agreement is terminated, each party hereto will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the party from whom such Confidential Material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

          D. Proxy Statement/ Registration Statement; Shareholder Approval. Following the execution of this Agreement, Parent, Merger Sub and the Company will mutually cooperate to prepare and file with the SEC a preliminary proxy statement relating to the Merger (the "Proxy Statement") and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Parent, Merger Sub and the Company will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and when the Registration Statement is declared effective by the SEC, the Company will thereafter promptly cause the Proxy Statement to be mailed to its stockholders. In connection therewith, Parent, Merger Sub and the Company will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Each party agrees to cooperate with the other to provide all materials, documents, exhibits and other requested information necessary to assure such compliance. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Parent or the Company, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. The Proxy Statement will also include the approval of this Agreement and the Merger and the recommendation of the Board of Directors of the Company to Company's shareholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Proposal determined to be such in compliance with Section 5.1. of this Agreement; provided, however, that the Board of Directors of Company shall submit this Agreement to Company's shareholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. Promptly after the date hereof, the Company will take all action necessary in accordance with Colorado law and its Certificate of Incorporation and Bylaws to convene the Meeting to be held as promptly as practicable, and in any event within (forty-five (45)) days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.1., Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by Colorado Law or applicable stock exchange requirements to obtain such approval. Notwithstanding any provision in this Agreement to the contrary, the Company acknowledges and agrees that Parent may, by notice to the Company, postpone the filing of the Registration Statement, the request to accelerate the declaration of effectiveness of the Registration Statement, or the mailing of the Proxy Statement to the Company's shareholders if at any time the Board of Directors of Parent, in good faith, determines that it would be detrimental to the Parent or Company for such Registration Statement to be filed or declared effective, or for such Proxy Statement to be mailed to the shareholders of the Company; provided, that any such postponement shall not exceed ninety (90) days in duration.

     5.2. Covenants of the Company.

          A. Conduct of the Company's Operations. During the period from the date of this Agreement to the Effective Time or the date of termination of this Agreement, the Company and the Subsidiary shall use its reasonable efforts to maintain and preserve their respective business organizations and to retain the services of their respective officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, neither the Company nor Subsidiary shall, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

               (i) Sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its personal property or assets other than sales or leases of inventory or licensing of Intellectual Property Assets in the Ordinary Course of Business.

               (ii) Make or propose any changes in its Articles of Incorporation or Bylaws.

               (iii) Merge or consolidate with any other Person or acquire a material amount of assets or capital stock of any other Person or enter into any confidentiality agreement with any Person other than in the Ordinary Course of Business.

               (iv) Incur, create, assume or otherwise become liable for indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice other than its Subsidiaries, except in the Ordinary Course of Business.

               (v) Create any subsidiaries.

               (vi) Enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee.

               (vii) Change its method of doing business, in any material respect, or change any material method or principle of accounting in a manner that is inconsistent with past practice.

               (viii) Settle any Proceeding, whether now pending or hereafter made or brought involving an amount in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00).

               (ix) Modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material Contract to which the Company or Subsidiary is a party or any confidentiality agreement to which the Company or Subsidiary is a party.

               (x) Incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed Fifty Thousand and No/100 Dollars ($50,000.00) on a cumulative basis.

               (xi) Issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any securities of the Company or Subsidiary, or rights or obligations convertible into or exchangeable for any securities of the Company or Subsidiary, or alter the terms of any presently outstanding options or make any changes, by split-up, combination, reorganization or otherwise in the capital structure of the Company or Subsidiary.

               (xii) Declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock.

               (xiii) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan.

               (xiv) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.

               (xv) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or Subsidiary, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof.

               (xvi) Engage in any action that could (1) cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code or (2) interfere with Parent's ability to account for the Merger as a pooling of interests, whether or not (in each case) otherwise permitted by the provisions of this Section 6.2.

               (xvii) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement.

               (xviii) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or Subsidiary or settle or compromise any material income tax liability.

               (xix) Agree in writing or otherwise to take any of the foregoing actions.

          B. Intellectual Property Matters. The Company shall use its reasonable efforts to preserve its ownership rights to all of the intellectual property ("Intellectual Property") described in Section 3.22. free and clear of any Encumbrances and shall use its reasonable efforts to assert, contest and prosecute any infringement of any issued foreign or domestic patent, trademark, service mark, trade name or copyright that forms a part of the Intellectual Property or any misappropriation or disclosure of any trade secret, confidential information or know-how that forms a part of the Intellectual Property.

          C. Shareholder Agreements. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of the Principal Shareholders, an executed Shareholder Agreement (the "Shareholder Agreements") in the form attached hereto as Exhibit A, agreeing, among other things, to vote in favor of the Merger.

     5.2. Form S-8. Parent agrees to file, if available, for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Options no later than twenty (20) business days after the Closing Date.

     5.2. Stock Options and Warrants.

          A. At the Effective Time, the Company's obligations with respect to each outstanding Option or Warrant, whether vested or unvested, will be assumed by Parent. Each Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans, the agreement or Warrant pursuant to which such security was issued as in effect immediately prior to the Effective Time, except that (i) such security will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such security immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed security will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such security was exercisable immediately prior to the Effective Time by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

          B. It is the intention of the parties that Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent such Options qualified as ISO's immediately prior to the Effective Time.

          C. After the Effective Time, Parent will issue to each holder of an outstanding Option or Warrant a document evidencing the foregoing assumption by Parent.

          D. Parent will reserve sufficient shares of Parent Common Stock for issuance under this Section 6.4. hereof.

6. CONDITIONS.

     6.1. Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          A. No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Body which prevents the consummation of the Merger.

          B. [Intentionally left blank].

          C. No Proceeding shall be instituted by any Governmental Body which seeks to prevent consummation of the Merger or seeking material damages in connection with the transactions contemplated hereby which continues to be outstanding.

          D. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent, Merger Sub or the Company, threatened in writing by the SEC.

          E. The shares of Parent Common Stock issuable to the shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

          F. All waiting periods, if any, under the HSR Act relating to the Merger will have expired or terminated early.

          G. The Shareholder Approval shall have been obtained.

          H. Parent and Company shall each have received written opinions from their respective tax counsel in the form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     6.2. Conditions to Obligations of Merger Sub and Parent. The obligations of Merger Sub and Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          A. Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (1) for such failures to be true and correct that do not in the aggregate constitute a Company Material Adverse Effect; provided, however, such Company Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 3.2.A., 3.3., 3.29., 3.30. and 3.31. and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (1)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Company Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

          B. The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by such parties hereunder prior to the Effective Time.

          C. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

          D. The Company shall have furnished Merger Sub and Parent with a certificate dated the Closing Date signed on behalf of it by its President to the effect that the conditions set forth in Sections 7.2.A., B. and C. have been satisfied.

          E. Each of the Company Affiliates shall have executed a Company Affiliate Agreement in the form attached hereto as Exhibit C-1.

          F. Daniel L. Richmond and Chae U. Kim shall each have executed an Employment Agreement, in the forms of which are attached hereto as Exhibit D-1 and Exhibit D-2, respectively.

          G. Merger Sub and Parent shall have received the legal opinion, dated the Closing Date, of Norton Lidstone, P.C., counsel to the Company, in substantially the form attached hereto as Exhibit E.

          I. The Company shall have obtained all material consents, waivers, approvals, authorizations or orders, including the consents set forth on
Schedule 3.2, and made all filings in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by each of the transactions contemplated hereby.

     6.3. Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          A. Each representation and warranty of Merger Sub and Parent set forth in Section 4. (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date except (1) for such failures to be true and correct that do not in the aggregate constitute a Parent Material Adverse Effect and (2) for those representations and warranties which address matters only as of a specified date, which need be true and correct (which representations and warranties shall have been true and correct (subject to the qualifications set forth in the preceding clause (1)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Parent Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

          B. Each of Merger Sub and Parent shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

          C. Since the date of this Agreement, there shall not have been any material adverse change in the assets, liabilities, results of operations, business or financial condition of Merger Sub and Parent or any material adverse effect on the ability of Merger Sub and Parent to consummate the transactions contemplated hereby.

          D. Each of Merger Sub and Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.3.A., B. and C. have been satisfied.

          E. The Company shall have received the legal opinion, dated the Closing Date, of Morris, Manning & Martin, L.L.P., counsel to Merger Sub and Parent, substantially in the form attached hereto as Exhibit F.

8. TERMINATION.

     8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Company:

          A. By mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          B. By either Company or Parent if the Merger shall not have been consummated by May 31, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1.B. shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          C. By either Company or Parent if a Governmental Body shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          D. By either Company or Parent if the required approval of the shareholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company shareholders duly convened therefor or at any adjournment therefor;

          E. By Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.3.A., B. or C. would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this Section 8.1.E. for thirty
(30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise best efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph E. if such breach by Parent is cured during such thirty (30) day period);

          F. By Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.2.A., B. or C. would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this Section 8.1.F. for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise best efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph F. if such breach by Company is cured during such thirty (30) day period); or

          G. By Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders; (ii) the Board of Directors of Company shall have recommended to the shareholders of Company an Acquisition Proposal; (iii) the Company fails to comply with Section 5.1. or any provision of the Stock Option Agreement; (iv) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have (1) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its shareholders of an Acquisition Proposal involving a tender offer or exchange offer) or (2) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five (5) business days thereafter; (v) any of the Principal Shareholders fail to comply with the Shareholder Agreement or (vi) the Board of Directors of Company resolves to take any of the actions described above.

     8.1. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1. above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 8.1.). In the event of the termination of this agreement as provided in Section 8.2., this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2.,
Section 6.1.C.(i), Section 8.3. and Section 9., each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement.

     8.1. Fees and Expenses.

          A. General. Except as set forth in this Section 8.3., all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the premerger notification and report forms under the HSR Act.

          B. Termination Fee.

               (i) In the event that (1) Parent shall terminate this Agreement pursuant to Section 8.1.G. or (2) this Agreement shall be terminated (x) pursuant to Section 8.1.B. or (y) pursuant to Section 8.1.D. and, in the case of either (x) or (y), (a) at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal and (b) within nine (9) months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition shall be consummated, then, in the case of (1), promptly after such termination, or in the case of
(2), concurrently with the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, Company shall pay to Parent an amount in cash equal to One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) (the "Termination Fee").

               (ii) In the event that Parent shall terminate this Agreement pursuant to Section 8.1.F., then Company shall promptly reimburse Parent for Parent's costs and expenses in connection with this Agreement and the transactions contemplated hereby ("Parent's Expenses"), and if, within nine (9) months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition involving Company shall be consummated, then concurrently with the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, then Company shall pay to Parent an amount in cash equal to the amount by which the Termination Fee exceeds the amount of Parent's Expenses previously reimbursed by Company pursuant hereto.

               (iii) The Company acknowledges that the agreements contained in this Section 8.3.B. are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3.B. and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 8.3.B., the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3.B. at the prime rate of interest as reported by SunTrust Bank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3.B. shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Company.

     8.1. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

     8.1. Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

     5.1. Special Parent Payment. In the event that Company shall terminate this Agreement pursuant to Section 8.1.E., the Parent shall pay to Company an amount in cash equal to One Hundred Fifty Thousand and No/100 Dollars ($150,000.00).

9. MISCELLANEOUS.

     9.1. Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.1. Notices. Except as otherwise set forth herein, all notices given in connection with this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by express courier or delivery service, addressed to the parties hereto at the following addresses:

  A.       Company:                   Medical Dynamics, Inc.
                                      99 Inverness Drive East
                                      Englewood, Colorado 80112
                                      Attention:  Van Horsley, President
                                      Telecopy No.:  (303) 799-1378

           With a copy to:            Norton Lidstone, P.C.
                                      The Quadrant
                                      5445 DTC Parkway
                                      Suite 850
                                      Englewood, Colorado 80111
                                      Attention:  Herrick K. Lidstone, Jr., Esq.
                                      Telecopy No.:  (303) 221-5553

  B.       Merger Sub and Parent:     InfoCure Corporation and CADI Acquisition
                                      Corporation
                                      1765 The Exchange
                                      Suite 450
                                      Atlanta, Georgia 30339
                                      Attention:  Richard E. Perlman
                                      Telecopy No.:  (770) 857-1300

           With a copy to:            Morris, Manning & Martin, L.L.P.
                                      1600 Atlanta Financial Center
                                      3343 Peachtree Road, N.E.
                                      Atlanta, Georgia 30326
                                      Attention:  Richard L. Haury, Jr., Esq.
                                      Telecopy No.:  (404) 365-9532

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given (i) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

     9.2. Further Assurances. The parties hereto agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

     9.3. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

     9.4. Entire Agreement and Modification. This Agreement, including all exhibits and schedules hereto, are intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

     9.5. Assignments, Successors and No Third-Party Rights. This Agreement shall apply to and be binding in all respect upon, and shall inure to the benefit of, the successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity; provided, however, that the parties hereto consent to the assignment of interests in this Agreement, including all exhibits and schedules hereto, as collateral security for the obligations of Parent and Merger Sub following the Closing to Finova Capital Corporation.

     9.6. Pooling-of-Interests. Except for the transaction described in Section 5.8., if any provision of this Agreement or the application of any such provision to any person or circumstance precludes the use of "ooling-of-interests"accounting treatment in connection with the transactions contemplated by this Agreement, then such provision shall be of no force and effect to the extent, and solely to the extent necessary to preserve such accounting treatment and in the event, the remainder of this Agreement shall not be affected, and in lieu of such provision there shall be added as part of this Agreement a provision as similar in terms as may be possible for the transactions contemplated by this Agreement to be treated as a "ooling-of-interests"for accounting purposes.

     9.7. Section Headings, Construction. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

     9.8. Time of Essence. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

     9.9. Governing Law. Except to the extent mandatorily governed by Colorado Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute, but one and the same agreement.





                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     0573057.04 IN WITNESS WHEREOF, the Company, Merger Sub and Parent, by their duly authorized officers, have each caused this Agreement to be executed as of the date first written above.

                                       PARENT:

                                       InfoCure Corporation



                                       By:
                                       Name:
                                       Title:


                                       MERGER SUB:

                                       CADI Acquisition Corporation



                                       By:
                                       Name:
                                       Title:


                                       COMPANY:

                                       Medical Dynamics, Inc.



                                       By:
                                       Name:
                                       Title: